UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

Broadview Networks Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-142946

(Commission File Number)

11-3310798

(IRS Employer Identification No.)

800 Westchester Avenue, Rye Brook, NY 10573

(914) 922-7000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On August 22, 2012, Broadview Networks Holdings, Inc. (the “Company”) and each of its direct and indirect subsidiaries (the “Subsidiaries,” and together with the Company, the “Debtors”) filed voluntary petitions for reorganization (the “Chapter 11 Cases”) under chapter 11 of title 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in order to effectuate its “pre-packaged” financial restructuring plan which was voted on and accepted by an overwhelming majority of the Company’s stakeholders. The Chapter 11 Cases are being jointly administered under the caption “In re Broadview Networks Holdings, Inc., et al.,” Case No. 12-13581. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On August 22, 2012, the Company issued a press release announcing the Debtors’ filing of the Chapter 11 Cases, and a copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default and triggers the automatic and immediate acceleration of debt outstanding under the terms of certain instruments and agreements relating to financial obligations of the Debtors (the “Accelerated Financial Obligations”). The material Accelerated Financial Obligations include:

•	The Company’s Indenture, dated August 23, 2006 (as amended), relating to the $300.0 million aggregate principal amount, plus accrued and unpaid interest, of 11 3/8% Senior Secured Notes due 2012; and

•

The Company’s $25.0 million Credit Agreement, dated August 23, 2006 (as amended, the “Credit Agreement”). As of August 21, 2012, the outstanding balance, including accrued and unpaid interest, under the Credit Agreement was approximately $13.9 million.

The Debtors believe that any efforts to enforce such Accelerated Financial Obligations against the Debtors are stayed under the Bankruptcy Code as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1     Company Press Release, dated August 22, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2012

BROADVIEW NETWORKS HOLDINGS, INC.

By:	/s/ Corey Rinker
Name:	Corey Rinker
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Company Press Release, dated August 22, 2012.